UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Date of report (Date of earliest event reported): June 16, 2015

H. J. Heinz Corporation II

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-194441-12	46-2246679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One PPG Place, Suite 3100 Pittsburgh, Pennsylvania (Address of Principal Executive Offices)		15222 (Zip Code)

Registrant’s telephone number, including area code: (412) 456-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On June 16, 2015, H. J. Heinz Corporation II (“Heinz”) disclosed its Adjusted EBITDA information in presentations made to certain potential investors. This Adjusted EBITDA information, including a reconciliation of the Adjusted EBITDA measure to the most directly comparable U.S. GAAP financial measure, is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Heinz also disclosed that it incurred capital expenditures of $399 million for the twelve months ended December 28, 2012 and incurred one-time capital expenditures related to footprint optimization of $147 million for the twelve months ended December 28, 2014.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is furnished with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Heinz Adjusted EBITDA information, dated June 16, 2015.

SIGNATURES

The registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2015	H. J. HEINZ CORPORATION II

	By:	/s/ Paulo Basilio
Paulo Basilio Chief Financial Officer